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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Hawker Pacific Aerospace's 1997 Stock Option Plan and Management Stock Option Agreements of our report dated February 13, 1999, except for paragraphs 5 through 9 of Note 5 for which the date is April 12, 1999, with respect to the consolidated financial statements of Hawker Pacific Aerospace included in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


Woodland Hills, California
November 19, 1999